SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

    Date of Report                                      October 23, 1997
    (Date of earliest event reported)

          CONNECTICUT GENERAL REALTY INVESTORS III LIMITED PARTNERSHIP
             (exact name of registrant as specified in its charter)

                                   CONNECTICUT
                 (State or other jurisdiction of incorporation)

               0-14466                                   06-1115374

     (Commission File Number)        (IRS Employer Identification Number)

     900 Cottage Grove Road, South Building
     Bloomfield, Connecticut                                06002
     (Address of principal executive offices)             (Zip Code)

                                 (860) 726-6000
              (Registrant's telephone number, including area code)





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          CONNECTICUT GENERAL REALTY INVESTORS III LIMITED PARTNERSHIP
                       (a Connecticut limited partnership)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On October 23, 1997, the Partnership completed the sale of Stonebridge Manor Apartments to TGM Realty Corp. #6, a Delaware corporation for an all cash gross sales price of $9,800,000. The Contract for Purchase and Sale between the parties was signed on October 22, 1997 and the transaction was completed with the recording of the deed and receipt of consideration on October 23, 1997. The property was purchased on November 26, 1985 for a total purchase price of $10,409,845, including acquisition fees and closing costs. The property had a depreciated cost of approximately $7,000,000 as of the date of sale. After deducting closing costs, the Partnership expects to record a gain of approximately $2,600,000.


ITEM 7(C).          EXHIBITS

10(a) Agreement of Purchase and Sale dated October 22, 1997 between the Registrant and TGM Realty Corp. #6, a Delaware corporation.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CONNECTICUT GENERAL REALTY INVESTORS III
                                    LIMITED PARTNERSHIP

                                    By:  CIGNA Realty Resources, Inc. - Fifth
                                         General Partner


Date: November 6, 1997              By:  /s/ John D. Carey
      ----------------                   -----------------
                                         John D. Carey, President
                                         (Principal Executive Officer)


Date: November 6, 1997               By: /s/ Josephine C. Donofrio
      ----------------                   -------------------------
                                         Josephine C. Donofrio, Controller
                                         (Principal Accounting Officer)



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                                    FORM 8-K

          CONNECTICUT GENERAL REALTY INVESTORS III LIMITED PARTNERSHIP
                       (a Connecticut Limited Partnership)


                                  EXHIBIT INDEX


Exhibit
Number

          10(a) Agreement of Purchase and Sale dated October 22, 1997 between the Registrant and TGM Realty Corp. #6, a Delaware corporation.



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